EXHIBIT  4A




                        U S WEST CAPITAL FUNDING, INC.
                              MEDIUM-TERM NOTES
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE




                            DISTRIBUTION AGREEMENT


                                   among

                             Merrill Lynch & Co.
              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                             Goldman, Sachs & Co.
                               Lehman Brothers
                             Lehman Brothers Inc.
                      Morgan Stanley & Co. Incorporated
                             Salomon Brothers Inc
                              Smith Barney Inc.




                           Dated:  December 9, 1996

                              Table of Contents










SECTION 1.
(a)  Appointment
(b)  Sale of Notes
(c)  Purchases as Principal
(d)  Solicitations as Agent
(e)  Reliance

SECTION 2.
(a)
(b)  Additional Certifications

SECTION 3.
(a)  Purchases as Principal
(b)  Solicitations as Agent
(c)  Administrative Procedures

SECTION 4.
(a)  Copies of the Registration Statement
(b)  Notice of Certain Proposed Filings and Certain Events
(c)  Revisions of Prospectus -- Material Changes
(d)  Earnings Statements
(e)  Copies of the Prospectus
(f)  Blue Sky Qualifications
(g)  Copies of Public Reports
(h)  Stand-Off Agreement
(i)  Prospectus Revisions -- Periodic Financial Information
(j)  Prospectus Revisions -- Audited Financial Information
(k)  Suspension of Certain Obligations

SECTION 5.
(a)  Compliance with the 1933 Act and the 1939 Act
(b)  Legal Opinions
(c)  Company Officers' Certificate
(d)  US West Officers' Certificate
(e)  Comfort Letters of Arthur Andersen LLP and Coopers & Lybrand L.L.P.
(f)  Other Documents

SECTION 6.

SECTION 7.

SECTION 8.
(a)  Reaffirmation of Representations and Warranties
(b)  Subsequent Delivery of Certificates
(c)  Subsequent Delivery of Legal Opinions
(d)  Subsequent Delivery of Comfort Letters

SECTION 9.

SECTION 10.

SECTION 11.

SECTION 12.
(a)  Termination of this Agreement
(b)  Termination of Agreement to Purchase Notes as Principal
(c)  General

SECTION 13.

SECTION 14.

SECTION 15.

SECTION 16.

SECTION 17.


                                                     Page

1.   Appointment as Agent                               3
(a)  Appointment                                        3
(b)  Sale of Notes                                      3
(c)  Purchases as Principal                             3
(d)  Solicitations as Agent                             3
(e)  Reliance                                           3

SECTION 2.  Representations and Warranties              4
(a)                                                     4
(b)  Additional Certifications                          4

SECTION 3. Purchases as Principal;
             Solicitations as Agent                     5
(a)  Purchases as Principal                             5
(b)  Solicitations as Agent                             5
(c)  Administrative Procedures                          5

SECTION 4.  Covenants of the Company and U S WEST        6
(a)  Copies of the Registration Statement                6
(b)  Notice of Certain Proposed Filings and
       Certain Events                                     6
(c)  Revisions of Prospectus -- Material Changes          6
(d)  Earnings Statements                                  6
(e)  Copies of the Prospectus                             7
(f)  Blue Sky Qualifications                              7
(g)  Copies of Public Reports                             7
(h)  Stand-Off Agreement                                  7
(i)  Prospectus Revisions -- Periodic Financial
       Information                                        7
(j)  Prospectus Revisions -- Audited Financial
       Information                                        7
(k)  Suspension of Certain Obligations                    8

SECTION 5.  Conditions of Agents' Obligations             8
(a)  Compliance with the 1933 Act and the 1939 Act        8
(b)  Legal Opinions                                       8
(c)  Company Officers' Certificate                       11
(d)  US West Officers' Certificate                       11
(e)  Comfort Letters of Arthur Andersen LLP and
       Coopers & Lybrand L.L.P.                          11
(f)  Other Documents                                     12

SECTION 6.  Conditions of Company's Obligations          12

SECTION 7.  Delivery of and Payment for Notes Sold
              through an Agent                           12

SECTION 8.  Additional Covenants of the Company and
              U S WEST                                   13
(a)  Reaffirmation of Representations and Warranties     13
(b)  Subsequent Delivery of Certificates                 13
(c)  Subsequent Delivery of Legal Opinions               13
(d)  Subsequent Delivery of Comfort Letters              14

SECTION 9.  Indemnification and Contribution             14

SECTION 10. Payment of Expenses                          16

SECTION 11. Representations, Warranties, Indemnities
              and Agreements to Survive Delivery         17

SECTION 12. Termination                                  18
(a)  Termination of this Agreement                       18
(b)  Termination of Agreement to Purchase Notes
        as Principal                                     18
(c)  General                                             18

SECTION 13.  Notices                                     19

SECTION 14.  Governing Law; Forum                        20

SECTION 15.  Parties                                     20

SECTION 16.  Prior Agreement                             21

SECTION 17.  Counterparts                                21

                        U S WEST CAPITAL FUNDING, INC.
                              MEDIUM-TERM NOTES
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


                            DISTRIBUTION AGREEMENT


     December  9,  1996

MERRILL  LYNCH  &  CO.
Merrill  Lynch,  Pierce,  Fenner  &  Smith
  Incorporated
World  Financial  Center
North  Tower,  10th  Floor
New  York,  New  York    10281-1310

GOLDMAN,  SACHS  &  CO.
85  Broad  Street
New  York,  New  York    10004

LEHMAN  BROTHERS
Lehman  Brothers  Inc.
3  World  Financial  Center,  12th  Floor
New  York,  New  York    10285-1200

MORGAN  STANLEY  &  CO.  INCORPORATED
1585  Broadway
New  York,  New  York    10036

SALOMON  BROTHERS  INC
Seven  World  Trade  Center
New  York,  New  York    10048

SMITH  BARNEY  INC.
390  Greenwich  Street
New  York,  New  York    10013


Dear  Sirs:

U S WEST Capital Funding, Inc., a Colorado corporation (the "Com-pany"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Lehman Brothers, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and Smith Barney Inc. (each, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes Due Nine Months or More from Date of Issue (the "Notes"). The Notes are to be issued pursuant toan Indenture, dated as of April 15, 1988, as amended by a First Supplemental Indenture dated as of November 1, 1995 and as further amended, supplemented or modified from time to time (as so amended, supplemented or modified, the "Indenture"), among the Company, U S WEST, Inc., a Delaware corporation ("U S WEST"), and First National Bank of Santa Fe, as trustee (the "Trustee"). The Notes will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by U S WEST. As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $500,000,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign or composite currencies as the Company shall designate at the time of issuance) of Notes to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issu-ance of such Notes were authorized as of the date hereof.

     The Notes will have the benefit of a Guarantee (the "Guarantees") between the Company and U S WEST. This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case such Agent will act as an agent of the Company in soliciting purchases of the Notes.

     The Company and U S WEST have filed with the Securities and Exchange Commission (the "SEC"), joint registration statements on Form S-3 (Registration Nos. 33-50049, 33-50049-01, 333-14865 and 333-14865-01) for the
registration of debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accor-dance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registra-tion statements have been declared effective by the SEC and the Indenture has been qualified under the Trust Inden-ture Act of 1939, as amended (the "1939 Act").
 Such registration statements (and any further regis-tration statements which may be filed by the Company and U S WEST for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supple-ment and pricing supplement relating to the Notes, including all documents incor-porated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securi-ties Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are re-ferred to herein as the "Registra-tion Statement" and the "Prospec-tus," respective-ly, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.



1.          Appointment  as  Agent.

     (a) Appointment. Subject to the terms and condi-tions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that Notes will be sold exclusively to or through the Agents. The Company agrees that it will not, without the consent of all such Agents, solicit any other agents to purchase Notes or appoint any other agents to act on its behalf, or to assist it, in the placement of the Notes; provided, however, the Company expressly reserves the right to enter into an agreement or agreements substantially identical hereto, upon notice to the Agents, with such other agent or agents as may approach the Company from time to time for purposes of selling Notes with specific terms to or through such agent or agents.

     (b)    Sale  of  Notes.    The  Company  shall  not sell or approve the
solicita-tion of purchases of Notes in excess of the amount which shall be autho-rized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registra-tion Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registra-tion Statement.

     (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal, but one or more Agents may agree from time to time to purchase Notes as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Notes by an Agent as principal shall be made in accordance with
Section  3(a)  hereof.

     (d)    Solicitations  as  Agent.    If  agreed upon by an Agent and the
Company, such Agent, acting solely as agent for the Company and not as principal, will solicit purchases of the Notes. Such Agent will communicate to the Com-pany, orally, each offer to purchase Notes solicited by it on an agency basis, other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consum-mated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall
(i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwith-standing such default, pay to such Agent any commission to which it would otherwise be entitled.

     (e)    Reliance.    The  Company  and  the  Agents agree that any Notes
purchased by one or more Agents as principal shall be pur-chased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company and U S WEST contained herein and on the terms and conditions and in the manner provided herein.

     2.          Representations  and  Warranties.

     (a) The Company and U S WEST, jointly and severally, represent and warrant to the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and as of the date of each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent) (the date of each such delivery to one or more Agents as prin-cipal being hereafter referred to as a "Settlement Date") (each of the times refer-enced above being referred to herein as a "Representation Date"), as follows:

     (i) The Regis-tration Statement, including a prospectus relating to the debt securities of the Company, has been filed with the SEC and has become effective.

     (ii) On the effective date of the Registration Statement, the Registration Statement and the Prospectus (including the documents incorporated by reference therein) conformed in all respects to the requirements of the 1933 Act, the 1939 Act, and the 1933 Act Regulations and did not include any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and as of each applicable Representation
Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the 1933 Act, the 1939 Act and the 1933 Act Regulations and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any such documents based upon written information furnished to the Company by the Agents specifically for use therein or based upon the Statement of Eligibility of the Trustee under the Indenture or to statements in or omissions from such Statement of Eligibility.

     (b) Additional Certifications. Any certificate signed by any director or officer of the Company or U S WEST and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company or U S WEST, as the case may be, to such Agent or Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

     3.          Purchases  as  Principal;  Solicitations  as  Agent.

     (a) Purchases as Principal. Unless otherwise agreed by an Agent and the Com-pany, Notes shall be purchased by such Agent as principal. Such purchases shall be made in accordance with terms agreed upon by one or more Agents and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and be agreed upon orally, with written confirmation prepared by such Agent or Agents and mailed to the Company). An Agent's commit-ment to purchase Notes as principal shall be deemed to have been made on the basis of the representa-tions and warranties of the Company and U S WEST herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commis-sion set forth in Schedule A hereto for a Note of identical maturity. The Agents may engage the services of any other broker or dealer in connec-tion with the resale of the Notes pur-chased by them as principal and may allow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes by one or more Agents as principal, such Agent or Agents shall specify the requirements for the stand-off agreement, officers' certifi-cates, opinions of counsel and comfort letter pursuant to Sections 4(h), 8(b), 8(c) and 8(d) hereof.

     (b) Solicitations as Agent. On the basis of the represen-tations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to pur-chase the Notes upon the terms and conditions set forth herein and in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

     The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through an Agent, as agent, commencing at any time for any period of time or perma-nently. As soon as practicable after receipt of instructions from the Company, such Agent will suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicita-tion may be resumed.

     The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicita-tion made by such Agent as set forth in Schedule A here-to.

     (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the applicable Agent or Agents and specified in a pricing supple-ment to the Prospectus (each, a "Pricing Supplement") to be prepared in connection with each sale of Notes. Except as may be otherwise specified in the applicable Pricing Supple-ment, the Notes will be issued in denomi-nations of U.S. $1,000 or any larger amount that is an inte-gral multiple of U.S. $1,000. Adminis-trative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Company, U S WEST, the Agents and Citibank, N.A., as authenticating and paying agent (the "Proce-dures"). The Agents, the Company and U S WEST agree to perform, and the Company agrees to cause Citibank, N.A. to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

     4.          Covenants  of  the  Company  and  U  S  WEST.

     The  Company  and  U  S  WEST  covenant  with  the  Agents  as  follows:

     (a) Copies of the Registration Statement. The Company and U S WEST will furnish to counsel for the Agents one signed copy of the Registration Statement, including all exhibits, relating to the Notes in the form it became effective and of all amendments thereto and will furnish to the Agents copies of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto.

     (b) Notice of Certain Proposed Filings and Certain Events. The Company and U S WEST will advise the Agents promptly of any amendment or supplementation of the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the consent of counsel for the Agents; the Company and U S WEST will also advise the Agents of any official request made by the SEC for an amendment to the Registration Statement or Prospectus or for additional information with respect thereto and of the institution by the SEC of any stop order proceedings in respect of the Registration Statement, and will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The Company and U S WEST will not file any document pursuant to the 1934 Act which is deemed to be incorporated by reference in the Prospectus unless counsel to the Agents shall have been previously advised thereof.

     (c)  Revisions of Prospectus -- Material Changes.  If, at any time when a prospectus relating to the Notes is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the Company and U S WEST will immediately notify the Agents to cease the solicitation of offers to purchase the Notes in their capacity as Agent and to cease sales of any Notes the Agents may then own as principal, and the Company and U S WEST promptly will prepare and file with the SEC an amendment or supplement which will correct
such  untrue    statement  or  omission  or  effect  such  compliance.

     (d)    Earnings  Statements.    U  S WEST and, to the extent separately
required pursuant to Rule 158 under the Act, the Company will make generally available to their security holders as soon as practicable, but not later than ninety days after the close of the period covered thereby, earning statements (in form complying with the provisions of Rule 158) covering a twelve month period beginning not later than the first day of the fiscal quarter of U S WEST and the Company next following the effective date of the Registration Statement (as defined in Rule 158) with respect to each sale of Notes.

     (e) Copies of the Prospectus. The Company and U S WEST will furnish to the Agents copies of the Prospectus and all amendments and supplements thereto, in each case as soon as available and in such quantities as are reasonably requested.

     (f) Blue Sky Qualifications. The Company and U S WEST will use their respective best efforts to arrange for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required for their distribution.

     (g) Copies of Public Reports. The Company and U S WEST will furnish to the Agents, at the earliest time the Company and U S WEST make the same available to others, a copy of their annual reports and other financial reports furnished or made available to the public generally.

     (h)    Stand-Off  Agreement.    If specified by the applicable Agent or
Agents in connection with a purchase of Notes as principal, neither the Company nor U S WEST will, without such Agents prior consent, between the date of any agreement to purchase such Notes and the Settlement Date with respect to such purchase, offer to sell any debt securities of the Company or U S WEST having a maturity of more than one year, except as may otherwise be provided in any such agreement.

     (i) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company or U S WEST with respect to any of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company and U S WEST shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference capsule financial information with respect to the results of operations of the Company or U S WEST, as the case may be, for the period between the end of the preceding fiscal year and the end of such quarter or for such fiscal year, as the case may be, and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding of such amounts, or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (j) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company or
     U S WEST for the preceding fiscal year, the Company and U S WEST shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements, or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (k) Suspension of Certain Obligations. The Company and U S WEST shall not be required to comply with the provisions of subsections (i) or (j)
of this Section during any period from the time (1) the Agents shall have suspended solicitation of pur-chases of the Notes in their capacities as agents pursuant to a request from the Company and (2) no Agent shall then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of pur-chases of the Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

     5.          Conditions  of  Agents'  Obligations.

     The obligations of the Agents to purchase Notes as principal and to solicit offers to pur-chase the Notes as agent of the Company, and the obligations of any pur-chasers of the Notes sold through an Agent as agent, will be subject to the accuracy of the repre-sentations and warranties on the part of the Company and U S WEST herein and to the accuracy of the statements of the officers of the Company and U S WEST made in any certificate furnished pursuant to the pro-visions hereof, to the performance and observance by the Company and U S WEST of all covenants and agreements herein contained on their respective parts to be performed and observed and to the following additional condi-tions prec-edent:

     (a) Compliance with the 1933 Act and the 1939 Act. On the date hereof, the Indenture shall be qualified under the 1939 Act and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect, no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, U S WEST, or the Agents, shall be contemplated by the SEC.

     (b)    Legal  Opinions.    On  the  date  hereof, the Agents shall have
received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

     (1) Opinion of Counsel to the Company and U S WEST. The favorable opinion of Stephen E. Brilz, counsel to the Company and U S WEST, or other counsel satisfactory to the Agents, to the effect that:

          (i) The Company is a corporation in good standing, duly incorporated and validly existing under the laws of the State of Colorado, and is authorized by its Articles of Incorporation to transact the business in which it is engaged, as set forth in the Prospectus;

          (ii) U S WEST is a corporation in good standing, duly incorporated and validly existing under the laws of the State of Delaware, and is authorized by its Certificate of Incorporation to transact the business in which it is engaged, as set forth in the Prospectus;

          (iii) The execution, delivery and performance of the Indenture by the Company and U S WEST have been duly authorized by all necessary corporate action on the part of the Company and U S WEST; the Indenture has been duly and validly executed and delivered by the Company and U S WEST and (assuming due authorization, execution and delivery by the Trustee) constitutes the legal, valid, and binding agreement of the Company and U S WEST enforceable against each of them in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights or by general equitable principles; and the Indenture has been duly qualified under the 1939 Act;

     (iv) The Notes, when duly executed and authenticated pursuant to the Indenture and delivered in accordance with the provisions of this Agreement, will constitute legal, valid, and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights or by general equitable principles;

          (v) The execution, delivery and performance of this Agreement by the Company and U S WEST have been duly authorized by all necessary corporate action on the part of the Company and U S WEST, and this Agreement has been duly and validly executed and delivered by each of the Company and U S WEST;

     (vi) All federal and state regulatory consents, approvals, authorizations, or other orders (except as to state securities or "blue sky" laws, as to which such counsel need express no opinion) legally required for the execution by the Company and U S WEST of the Indenture, and the issuance and sale of the Notes and the Guarantees pursuant to the terms of this Agreement, have been obtained;

     (vii) Except as to financial statements and schedules contained therein, which such opinion need not pass upon, the Registration Statement (including the Prospectus) complies, and at the time it became effective complied, as to form in all material respects with the requirements of the 1933 Act and the applicable instructions, rules and regulations of the SEC thereunder;

(viii) The Guarantee, when duly executed pursuant to the Indenture and delivered in accordance with the provisions of this Agreement, will constitute legal, valid, and binding obligations of U S WEST, as guarantor, enforceable against U S WEST in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights or by general equitable principles;

(ix) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC; and

(x) Enforceability and legal, valid, and binding nature of the agreements and obligations of the Company and U S WEST set forth in the Indenture, the Guarantees, the Notes and this Agreement (the "Agreements") are not affected by, and the performance of the obligations set forth in such Agreements, the issuance and sale of the Notes and the Guarantees and the consummation of the transactions contemplated in such Agreements are not prevented or restricted by, any action, suit, proceeding, order, or ruling relating to, or issued or arising as a result of, the Divestiture (as hereinafter defined).

     In rendering such opinion, such counsel may rely (i) as to matters of New York law upon the opinion referred to in Section 5(b)(2) hereof without independent verification; and (ii) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company, U S WEST, and public officials.

     In addition, such counsel shall state that it has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and does not assume any responsibility for the accuracy, completeness or fairness of such statements; however, nothing has come to such counsel's attention which leads such counsel to believe that the Registration Statement and the Prospectus (except as to the financial statements and the notes thereto, and the other financial and statistical data included therein, as to which such counsel need express no opinion), and each amendment or supplement thereto, as of their respective effective or issue dates or, if an Annual Report on Form 10-K has been filed by the Company or U S WEST with the SEC subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, and at the date of such opinion, contained or contains any untrue statements of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented as of the date of such opinion (or, if such opinion is being delivered in connection with the purchase of Notes by an Agent as principal pursuant to Section 8(c) hereof, at the date of any agreement by the Agent to purchase Notes as principal and at the Settlement Date with respect thereto), contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Except as specifically provided in clause (ix) above, such opinion may state that it does not address the impact on the opinions contained therein of any litigation or ruling relating to the divestiture by American Telephone and Telegraph Company of ownership of its operating telephone companies (the "Divestiture").

     (2)   Opinion of Counsel to the Agents.  The favorable opinion of Brown
& Wood LLP, counsel to the Agents, covering the matters referred to in subsection (b)(1) under the subheadings (i), (ii), (iii), (iv), (v), (vii),
(viii) and (ix) and the penultimate paragraph of subsection (b)(1) above, subject to the final paragraph of subsection (b)(1) above, and with respect to such other matters as the Agents may reasonably request. In rendering such opinion, Brown & Wood LLP may rely as to matters of Colorado law, upon the opinion referred to in Section 5(b)(1) without independent verification.

     (c) Company Officers' Certificate. On the date hereof, the Agents shall have received a certificate of the President, any Vice President, an assistant secretary or an assistant treasurer, and the chief financial officer, chief accounting officer, treasurer, controller, or an assistant treasurer or assistant controller of the Company in which such officers shall state that the representations and warranties of the Company in this Agreement are true and correct as if made at and as of such date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date, that no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose are pending or are contemplated by the SEC, and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Prospectus.

     (d) US West Officers' Certificate. On the date hereof, the Agents shall have received a certificate of the President, any Vice President, an assistant secretary or an assistant treasurer, and the chief financial officer, chief accounting officer, treasurer, controller, or an assistant treasurer or controller of U S WEST in which such officers shall state that the representations and warranties of U S WEST in this Agreement are true and correct as if made at and as of such date, that U S WEST has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date, that no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose are pending or are contemplated by the SEC, and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of U S WEST and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Prospectus.

     (e) Comfort Letters of Arthur Andersen LLP and Coopers & Lybrand L.L.P. On the date hereof, the Agents shall have received a letter from each of Arthur Andersen LLP and Coopers & Lybrand L.L.P. addressed to the Company, U S WEST and the Agents, dated as of the date hereof and in form and substance satis-fac-tory  to  the  Agents.

     (f) Other Documents. On the date hereof and on each Settle-ment Date, counsel to the Agents shall have been fur-nished with such docu-ments and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representa-tions and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and U S WEST in connection with the issuance and sale of Notes as herein contem-plated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

     If  any  condition  specified  in  this  Section  5  shall  not have been fulfilled when and as required to be fulfilled, this Agree-ment may be terminated by the applicable Agent or Agents by written notice to the Company and U S WEST at any time and any such termination shall be without liability of any party to any other party, except that the cove-nant regarding provision of an earnings statement set forth in Section 4(d) hereof, the indemnity and contribution agreement set forth in Section 9 hereof, the provi-sions concerning payment of expenses under Section 10 hereof, the provisions concerning the representations, warranties, indemnities and agreements to survive delivery of Section 11 hereof, the provisions relating to notices set forth in Section 13 hereof, the provisions relating to governing law and forum set forth in Section 14 hereof, and the provisions relating to parties set forth in Section 15 hereof shall remain in effect.

6.          Conditions  of  Company's  Obligations.

     The obligation of the Company to deliver the Notes upon payment therefor will be subject to the conditions that (i) the Indenture will be qualified under the 1939 Act, (ii) no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect, and
(iii) no proceedings for that purpose shall be pending before, or threatened by, the SEC.

     If any condition specified in this Section 6 shall not have been fulfilled when required to be fulfilled, this Agreement may be terminated by the Company by written notice to the Agents at any time and such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(d) hereof, the indemnity and contribution agreement set forth in Section 9 hereof, the provisions regarding payment of expenses under Section 10 hereof, the provisions concerning the representations, warranties, indemnities and agreements to survive delivery of Section 11 hereof, the provisions relating the notices set forth in Section 13 hereof, the provisions relating to governing law and forum set forth in Section 14 hereof, and the provisions relating to parties set forth in Section 15 hereof shall remain in effect.

7.          Delivery  of  and  Payment  for  Notes  Sold  through  an Agent.

     Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.



8.          Additional  Covenants  of  the  Company  and  U  S  WEST.

     The  Company  and  U  S  WEST  covenant  and  agree with the Agents that:

     (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the represen-tations and warran-ties of the Company and U S WEST contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representa-tions and warranties will be true and correct at the time of delivery to such Agent or Agents or to the purchaser or its agent, as the case may be, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is under-stood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supple-mented to each such time).

     (b)    Subsequent  Delivery  of  Certificates.    Each  time  that  the
Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or sup-plement providing solely for a change in the interest rate or formula applicable to the Notes or a change in the principal amount of Notes remaining to be sold or similar changes), or there is filed with the SEC any document incorporated by reference into the Prospectus or (if required in connection with the purchase of Notes by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal, each of the Company and U S WEST shall furnish or cause to be furnished to the Agent(s) forthwith a certifi-cate in form satisfac-tory to the Agent(s) to the effect that the statements contained in the certificates referred to in Sections 5(c) and 5(d) hereof which were last furnished to the Agents are true and correct at the time of such amend-ment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Regis-tration State-ment and the Prospectus as amend-ed and supple-mented to such time) or, in lieu of such certifi-cates, certificates of the same tenor as the certificates referred to in Sections 5(c) and 5(d) hereof, modi-fied as necessary to relate to the Regis-tration Statement and the Pro-spectus as amended and supple-mented to the time of delivery of such certifi-cates.

     (c)    Subsequent  Delivery  of  Legal  Opinions.    Each time that the
Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or a change in the principal amount of Notes remaining to be sold or similar changes), or there is filed with the SEC any document incorporated by reference into the Prospectus (other than a document setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless specifically requested by all of the Agents) or (if required in connection with the purchase of Notes by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal, the Company and U S WEST shall furnish or cause to be furnished to the Agent(s) and to counsel to the Agents a written opinion of counsel to the Company and U S WEST, satisfactory to the Agent(s), dated the date of delivery of such opinion, in form satisfac-tory to the Agent(s), of the same tenor as the opinion referred to in Section 5(b)(1) hereof but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supple-mented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agent(s) with a letter to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registra-tion Statement and the Prospectus as amended and supple-mented to the time of delivery of such letter authorizing reli-ance).

     (d)    Subsequent  Delivery  of  Comfort  Letters.   Each time that the
Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any docu-ment incorporated by refer-ence into the Prospectus which contains additional financial information, or (if required in connection with the purchase of Notes by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal, the Company and U S WEST shall cause Arthur Andersen LLP forthwith to furnish to the Agent(s) a letter, dated the date of filing of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satis-factory to the Agent(s), of the same tenor as the portions of the letter referred to in Section 5(g) hereof, but modified to relate to the Regis-tration Statement and Prospectus, as amended and supple-mented to the date of such letter, and with such other changes as may be necessary to reflect changes in the financial state-ments and other information derived from the accounting records of the Company and U
     S WEST; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Arthur Andersen LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement, unless any other information included therein of an accounting, financial, or statistical nature is of such a nature that, in the reasonable judgment of the Agent(s), such letter should cover such other information.

     9.          Indemnification  and  Contribution.

     (a) The Company and U S WEST, jointly and severally, will indemnify and hold each Agent harmless against any losses, claims, damages, or liabilities, joint or several, to which such Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent, as such expenses are incurred in connection with investigating or defending any such loss, claim, damage, liability or action or amounts paid in settlement of any litigation or investigation or proceeding related thereto if such settlement is effected with the written consent of the Company and U S WEST; provided, however, that the Company and U S WEST will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company or U S WEST by the Agents specifically for use therein or in reliance upon and in conformity with the Statement of Eligibility of the Trustee under the Indenture.

     (b) The Agents will indemnify and hold harmless the Company and U S WEST against any losses, claims, damages, or liabilities to which they may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or U S WEST by the Agents specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or U S WEST, as such expenses are incurred in connection with investigating or defending any such loss, claim, damage, liability, or action or amounts paid in settlement of any litigation or investigation or proceeding related thereto if such settlement is effected with the consent of the Agents.

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

     (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection
(a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, or liabilities referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative benefits received by the Company and U S WEST on the one hand and the Agents on the other from the offering of the Notes and also to reflect the relative fault of the Company and U S WEST on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and U S WEST on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of Notes by the Agents (before deducting expenses) received by the Company and U S WEST bear to the total underwriting discounts and commissions received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, U S WEST, or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages, or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes sold by such Agents and distributed to the public were offered to the public exceeds the amount of any damages which such Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Company and U S WEST under this Section 9 shall be in addition to any liability which the Company or U S WEST may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Agent within the meaning of the Act or the 1934 Act; the Agents' obligations under this Section 9 shall be in addition to any liability which the Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company or U S WEST, to each officer of the Company or U S WEST who has signed the Registration Statement, and to each person, if any, who controls the Company or U S WEST within the meaning of the 1933 Act or the 1934 Act.

     10.          Payment  of  Expenses.

     The Company will pay all expenses incident to the perfor-mance of its obligations under this Agreement, including:

     (a) The preparation and filing of the Registration State-ment and all amendments thereto and the Prospectus and any amendments or supplements thereto;

     (b)    The  preparation,  filing  and  reproduction  of  this Agree-ment;

     (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of Notes in book-entry form;

     (d) The fees and disbursements of the Company's accoun-tants and counsel, of the Trustee and its counsel, and of any calculation agent or exchange rate agent;

     (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

     (f) The qualification of the Notes under state securi-ties laws in accordance with the provisions of Section 4(f) hereof, including filing fees and the reasonable fees and disburse-ments of counsel for the Agents in connection there-with and in connec-tion with the preparation of any Blue Sky or Legal Investment Survey;

     (g) The printing and delivery to the Agents in such quanti-ties as are reasonably requested of copies of the Registration State-ment and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supple-ments thereto in connection with solicitations or confirma-tions of sales of the Notes;

     (h) The preparation, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

     (i)    Any  fees  charged by rating agencies for the rating of the Notes;

     (j) The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

     (k) The fees and expenses incurred with re-spect to any filing with the National Association of Securi-ties Dealers, Inc.;

     (l) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company; and

     (m) The cost of providing any CUSIP or other identifi-cation numbers for the Notes.

11.       Representations, Warranties, Indemnities and Agreements to Sur-vive
Delivery.

     All representations, warranties, indemnities and agreements contained in this Agreement or in certifi-cates of officers of the Company or U S WEST submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents of the Company, or U S WEST, or any of their officers, directors or any controlling person, and shall survive each delivery of and payment for any of the Notes. In no event shall the Company or U S WEST be liable to the Agents for damages on account of loss of anticipated profits.


12.          Termination.

     (a) Termination of this Agreement. This Agreement (exclud-ing any agreement hereunder by one or more Agents to purchase Notes as principal) may be terminated, for any reason at any time, by any Agent as to itself or by the Company as to all or any of the Agents upon the giving of 7 days written notice of such termination to the other parties hereto.

     (b) Termination of Agreement to Purchase Notes as Principal. The applicable Agent or Agents may termi-nate any agreement hereunder by such Agent or Agents to purchase Notes as principal, immediate-ly upon notice to the Company and U S WEST, at any time prior to the Settlement Date relating there-to if (i) there has been, since the respective dates as of which informa-tion is given in the Registration Statement, any change in the financial condi-tion of the Company or of U S WEST and its subsidiaries consid-ered as one enterprise, or in the earnings, affairs, or business prospects of the Company or of U S WEST and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which is, in the judgment of such Agent or Agents, so material and adverse as to make it impracticable to market the Notes or enforce contracts for the sale thereof; or (ii) trading in any securities of the Company or U S WEST shall have been suspended by the SEC or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; or (iii) a banking morato-rium shall have been declared either by Federal or New York State authorities or a banking moratorium shall have been declared by the relevant authori-ties in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which in the financial markets in the United States is such as to make it, in the judgment of such Agent or Agents, impracticable to market the Notes or enforce contracts for the sale thereof; or (v) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company or U S WEST as of the date of the agreement to purchase the Notes shall have been lowered since that date or any such rating agency shall have publicly announced that it has any of such debt securities under consideration for possible downgrade.

     (c) General. In the event of any such termination, no party will have any liability to any other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Notes relating thereto has not occurred, the conditions set forth in Sections 5 and 6 hereof shall remain in effect until such Notes are so resold or deliv-ered, as the case may be, and (iii) the covenant set forth in Section 4(d) hereof, the indemnity and contribution agreements set forth in Section 9 hereof, and the provisions of Sections 10, 11, 13, 14 and 15 hereof shall remain in effect.



     13.          Notices.

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If  to  the  Company:

U  S  WEST  Capital  Funding,  Inc.
7800  East  Orchard  Road
Englewood,  Colorado  80111
Attention:  Treasurer
Telecopy  No.:    (303)  793-6657


If  to  U  S  WEST:

U  S  WEST,  Inc.
7800  East  Orchard  Road
Englewood,  Colorado  80111
Attention:  Treasurer
Telecopy  No.:  (303)  793-6657


If  to  the  Agents:

Merrill  Lynch  &  Co.
Merrill  Lynch,  Pierce,  Fenner  &  Smith  Incorporated
North  Tower  -  10th  Floor
World  Financial  Center
New  York,  New  York    10281-1310
Attention:    MTN  Product  Management
Telecopy  No.:    (212)  449-2234

Goldman,  Sachs  &  Co.
85  Broad  Street
New  York,  New  York  10004
Attention:  Credit  Department
Telecopy  No.:  (212)  363-7609

Lehman  Brothers
Lehman  Brothers  Inc.
3  World  Financial  Center,  12th  Floor
New  York,  New  York  10285-1200
Attention:  MTN  Department
Telecopy  No.:  (212)  528-1718

Morgan  Stanley  &  Co.  Incorporated
1221  Avenue  of  the  Americas
New  York,  New  York    10020
Attention:  Manager-Continuously  Offered  Products
Telecopy  No.:  (212)  764-7490

Salomon  Brothers  Inc
Seven  World  Trade  Center
New  York,  New  York  10048
Attention:  Medium-Term  Note  Department
Telecopy  No.:  (212)  783-2274

Smith  Barney  Inc.
390  Greenwich  Street  -  4th  Floor
New  York,  New  York  10013
Attention:    MTN  Product  Management/Origination
Telephone:    (212)  723-5123
Telecopy  No.:  (212)  723-8854


or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

14          Governing  Law;  Forum.

     This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company or U S WEST against any Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

15.          Parties.

     This Agreement shall inure to the benefit of and be binding upon the Agents, the Company, U S WEST and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the control-ling persons and officers and directors referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein con-tained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respec-tive successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

16.          Prior  Agreement.

     This Agreement supersedes the Distribution Agreement, dated October 13, 1995, among the Company, U S WEST and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Lehman Brothers, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc.

17.          Counterparts.

     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed coun-terparts hereof shall constitute a single instrument.

     If the foregoing is in accordance with the Agents' under-standing of our agreement, please sign and return to the Company a counter-part hereof, whereupon this instrument along with all counter-parts will become a binding agreement among the Agents, U S WEST and the Company in accordance with its terms.

Very  truly  yours,

U  S  WEST  CAPITAL  FUNDING,  INC.


By:_________________________________
Name:
Title:


U  S  WEST,  INC.


By:_________________________________
Name:
Title:

Confirmed and Accepted, as of the date first above written:

MERRILL  LYNCH,  PIERCE,  FENNER  &  SMITH
  INCORPORATED


By:_______________________________
Name:
Title:


__________________________________
GOLDMAN,  SACHS  &  CO.

LEHMAN  BROTHERS  INC.


By:_______________________________
Name:
Title:

MORGAN  STANLEY  &  CO.  INCORPORATED


By:_______________________________
Name:
Title:


SALOMON  BROTHERS  INC


By:________________________________
Name:
Title:

SMITH  BARNEY  INC.


By_________________________________
Name:
Title:

     EXHIBIT  A

     The following terms, if applicable, shall be agreed to by one or more Agents and the Company in connection with each sale of Notes:

Principal  Amount:  $_______
   (or  principal  amount  of  foreign  or  composite  currency)

Interest  Rate:
   If  Fixed  Rate  Note,  Interest  Rate:

   If  Floating  Rate  Note:
     Interest  Rate  Basis  or  Bases:
     If  CMT  Rate,
     Designated  CMT  Telerate  Page:
     Designated  CMT  Maturity  Index:
     If  LIBOR,
     __  LIBOR  Telerate
     __  LIBOR  Reuters
     Designated  LIBOR  Currency:
     Initial  Interest  Rate,  if  any:
     Spread  and/or  Spread  Multiplier,  if  any:
     Initial  Interest  Reset  Date:
     Interest  Reset  Date(s):
     Interest  Payment  Date(s):
     Index  Maturity:
     Maximum  Interest  Rate,  if  any:
     Minimum  Interest  Rate,  if  any:
     Fixed  Rate  Commencement  Date:
     Fixed  Interest  Rate:
     Calculation  Agent:

If  Redeemable:
     Initial  Redemption  Date:
     Initial  Redemption  Percentage:
     Annual  Redemption  Percentage  Reduction,  if  any:

If  Repayable:
     Optional  Repayment  Date(s):

Stated  Maturity  Date:
Purchase  Price:    ___%,  plus  accrued  interest,  if  any,  from
______________________
Settlement  Date  and  Time:
Specified  Currency:
Authorized  Denominations:
Additional/Other  Terms:

Also, in connection with the purchase of Notes by one or more Agents as principal, agreement as to whether the following will be required:

Officers'  Certificates  pursuant  to  Section  8(b)  of  the  Distribution
Agree-ment.
Legal Opinion pursuant to Section 8(c) of the Distribution Agree-ment. Comfort Letter pursuant to Section 8(d) of the Distribution Agree-ment. Stand-off Agreement pursuant to Section 4(h) of the Distribution Agree-ment.

                                  SCHEDULE A

     As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:





                                     PERCENT OF
MATURITY RANGES                      PRINCIPAL AMOUNT
-----------------------------------  -----------------

From 9 months to less than 1 year              . .125%

From 1 year to less than 18 months               .150

From 18 months to less than 2 years              .200

From 2 years to less than 3 years                .250

From 3 years to less than 4 years                .350

From 4 years to less than 5 years                .450

From 5 years to less than 6 years                .500

From 6 years to less than 7 years                .550

From 7 years to less than 10 years               .600

From 10 years to less than 15 years              .625

From 15 years to less than 20 years              .700

From 20 years to 40 years                        .750

Greater than 40 years..                             *




*    As agreed to by the Company and the applicable Agent at the time of sale.